Commercial Lease

This lease is made between Serex, Inc., a New Jersey corporation, herein called Landlord and Elite Laboratories of Englewood Cliffs herein called Tenant.

Landlord hereby offers to lease to Tenant the premises
 situated in the City of Maywood, County of Bergen, State of New Jersey, described as approximately 5000 square feet of offices and laboratory space and common use of cafeteria area and organic laboratory on the top floor of 230 W. Passaic Street delineated in accompanying diagram, upon the following terms and conditions.
Term and rent. Landlord demises the above premises for a term of two years commencing 1 November 1993 and terminating 30 October 1995, for a monthly sum of $4,600
(3,000 rent plus $1,600 for utilities, services and maintenance), for the first year and a monthly sum of $5,000 ($3,400 rent plus $1600 for utilities, services and maintenance) for the second year, payable in advance on the first day of each month for that months rental during the term of the lease. All rental payments shall be made to Landlord at 230 W. Passaic St. Maywood NJ
Tenant shall use and occupy the premises for Pharmaceutical Research and Development, small scale manufacturing and related office and administrative purposes. The premises shall be used for no other purpose. Landlord represents that the premises may lawfully be used for such purpose.

Care and maintenance of premises. Landlord represents that the premises are in good order and repaid, and will at his own expense and at all times maintain the premises in good and safe condition, including plate glass, electrical wiring, plumbing and heating and air conditioning installations and any other system or equipment upon the premises. Tenant shall surrender the premises at termination of lease in as good condition as received, normal wear and tear excepted. Landlord shall be responsible for all repairs required including the roof, exterior walls, structural foundation and shall also maintain in good condition portions adjacent to the premises, such as sidewalks, driveways, lawns and shrubbery and be responsible for snow removal. Landlord shall supply 2 hours per week cleaning of the laboratory and office space and will remove and dispose of tenants non-hazardous garbage. Landlord shall maintain outside of building in good and safe condition

Alternations. Tenant shall not, without first obtaining the written consent of landlord, make any alterations, additions or improvements in or to or about the premises. Permission shall not be unreasonably withheld.


Ordinances and Statutes. Tenant shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force or which my hereafter be in force, pertaining to the premises, occasioned by or affecting the use thereof by Tenant


Assignment and Subletting. Tenant shall not assigned this lease or sublet any portion of the premises without prior written consent which may not be unreasonably withheld. Tenant understand that since it is shared space, Serex must reasonably satisfy themselves as to the potential subtenants effect upon the security of Serex proprietary technology - no company in any area competing with Serex technology will be considered--, the stringent requirements of FDA manufacturing code and ECRA etc., and the necessity that there be mutual compatibility to feel comfortable with a sharer of space.

All utilities, including sewer, water, gas, electricity, distilled water and a common security system will be supplied by Landlord, subject to utilities payment by tenant as per paragraph 1.

Landlord shall have the right to enter upon the premises at reasonable times and upon reasonable notice for the purpose of inspecting the same, and will permit Landlord at any time within 90 days of the expiration of the lease to place upon the premises any usual to "To Let" or "For Lease" signs and permit persons desiring to lease the same to inspect the premises thereafter.


Possession. If Landlord is unable to deliver possession of the premises by September 16th 1993, Landlord shall not be liable for any damage caused thereby but the lease shall be void or voidable. By delivering possession, Landlord represents that Tenant can move all equipment in on the 16th of September and that by the 20th of September 1993 the laboratory space shall be securable and by 30 September 1993 the office space shall be securable. Tenant shall not be responsible for rent until possession i.e. walls and securable space is available or November 1, whichever is later. Tenant shall not be responsible for December rent until all painting and repairing is complete.


Indemnification of Landlord. Landlord shall not be liable for any damage or injury to Tenant, or any other person, or to any property, occurring on the demised premises or any part thereof, and Tenant agrees to held
Landlord harmless from any claims for damages no matter how caused

Insurance. Tenant at his expense, shall maintain public liability insurance including bodily injury and property damage insuring Landlord and tenant with minimum coverage as follows, $100,000 per person bodily injury, $1,000,000 aggregate


Tenant shall provide Landlord with a Certificate of Insurance showing Landlord as additional insured. The
Certificate shall provide for a ten-day written notice to Landlord in the event of cancellation or material change of coverage.

Eminent Domain. If the premises or any part thereof or any estate therein, or any other part of the building materially affecting Tenants use of the premises, shall be taken by eminent domain, this lease shall terminate as of the date when title vests pursuant to such taking.
The rent, and any additional rent, shall be portioned as of the termination date, and any rent paid for any period beyond that date shall be repaid to Tenant.
Tenant shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Tenant my file a claim for any taking of fixtures and improvements owned by Tenant and for moving expenses.


Destruction of Premises. In the event of a partial destruction of the premises during the term hereof, from any cause, landlord shall forthwith repair the same, provided that such repairs can be made within sixty (60) days under existing governmental laws and regulations, but such partial destruction shall not terminate this lease, except that Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Tenant on he premises. If such repairs cannot be made within said sixty days, Tenant, at his option, may make the same within a reasonable time, this lease continuing in effect with the rent proportionately abated as aforesaid, and in the event that the Landlord shall not elect to make such repairs which cannot be made within sixty days, this lease may be terminated at the option of either party. In the event that the building in which the demised premises may be situated is destroyed to an extent or not less than one-third of the replacement costs thereof, Landlord may elect to terminate this lease whether the demised premises by injured or not. A total destruction of the building in which the premises are situated shall terminate this lease.


Landlord's Remedies on default. If Tenant defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions hereof, Landlord may give Tenant notice of such default and if Tenant does not cure any such default within 45 days after the giving of such notice
(or if such other default is of such nature that it cannot be completely cured with such period, if Tenant does not commence such curing within such 45 days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Landlord may terminate this lease on not less than 30 days notice to Tenant.
On the date specified in such notice the term of this lease shall terminate and the Tenant shall then quit and surrender the premises to Landlord but Tenant shall remain liable as hereinafter provided. If this lease shall have been so terminated by Landlord, landlord may at any time thereafter resume possession of the premises by any lawful means and remove Tenant or other occupants and their effects. No failure to enforce any terms shall be deemed a waiver.


Securing Deposit.  Tenant shall deposit with Landlord
$9,000.00 security deposit as follows; on the signing of this lease the sum of $6,000, upon completion of construction, $3,000.00 additional security is not dependent upon completion of cosmetic touches, including painting. Deposit will not accrue interest. Deposit is security for the performance of Tenant obligations under this lease, including without limitation the surrender of possession of the premises to Landlord as herein provided. If landlord applies any part of the deposit to cure any default of Tenant, Tenant shall on demand deposit with Landlord the amount so applied so that Landlord shall have the full deposit amount at all times during the term of this lease

Option to renew. Provided that Tenant is not in default in the performance of this lease, Tenant shall have the option to renew the lease for an additional term of thirty six months commencing at the expiration of the initial lease term. All of the terms and conditions of the lease shall apply during the renewal term except that he monthly rent shall be the sum of $3400 plus a cost of living increase (based on CPI) + $1600 to reflect increases in taxes, utilities and garbage of 1995 base year using 1995 as the base year, for 1996
(and base year of 1996 for 1997 rent). Should taxes or any significant expensable service increase substantially more than the cost of living Elite will be assessed 20% of the increase over and above the CPI.


The option shall be exercise by written notice given to Landlord not less than 90 days prior to the expiration of the initial lease term. If notice is not given in the manner provided herein within the time specified, this option shall expire.


Legal Fees. In case suit should be brought for recovery of the premises, or for any sum due hereunder, or because of any act which may arise out of the possession of the premises, by either party, the prevailing party shall be entitled to all reasonable costs incurred in attorney's fees. All legal actions shall be settled by binding arbitration under the laws of New Jersey and neither party will use an attorney who has agreed to payment by contingency fee.


Waiver. No failure of Landlord to enforce any term hereof shall be deemed to be a waiver.


Notices. Any notice which either party may or is required to give, shall be given by mailing the same, postage prepaid, to Tenant at the premises, or the Landlord at the address shown below, or at such other places as may be designated by the parties from time to time.


Heirs, Assigns, Successors. This lease is binding upon and inures to the benefit of the heirs, assigns and successors in interest to the parties.


Subordination. This lease is and shall be subordinated to all existing and future liens and encumbrances against the property.

The foregoing constitutes the entire agreement between the parties and may be modified only b a writing signed by both parties. The following exhibits; floor plan, listing work to be done; Binding Agreement letter and rider, have been made a part of this lease before the parties' execution hereof.

Signed this 7th day of September, 1993.

By:  Dr. Atula Mehta
		By:  [                                    ]
Elite Laboratories, Inc.

RIDER TO LEASE
Between Serex, Inc.(as Landlord) and Elite Laboratories,
Inc. (as Tenant)
Date:  September 7, 1993

The Tenant shall pay to the Landlord the following rent

For the period from 1 November 1993 to 30October 1994 the rent of $36,000 and utilities and amenities fees of $19,200 payable in equal monthly installments of $4,600.00 on the first day of each month in advance


For the period 1 November 1994 to 30 October 1995 the rent of $40,800 and utilities and amenities fees of $19,300 payable in equal monthly installment of $5000.00 on the first day of each month in advance
If any required payment of rent is not made by the seventh day of the month, Tenant shall pay to the Landlord a late charge equal to 5% of the payment due, which late charge shall accompany the late payment

Landlord shall provide utilities and amenities as per the binder letter dated September 2 1993 attached herewith and incorporated by reference.


Landlord warrants that Tenant's current operation does not require governmental approval to share lab and office space with Serex; should the operation of tenants business change, or governmental regulations change so as to require governmental approvals these and any other associated costs that are solely caused by tenant, shall be at Tenant's sole cost and expense.


Landlord shall at Landlords expense construct a full wall to separate the laboratory areas from the common office and traffic areas, a wall to separate the office area and demolish the wall directly in front of the front door entrance thereby creating a hallway as shown in the accompanying diagram. Landlord shall install locks so as to make Elites offices and laboratory areas securable, according to the plan attached herewith.
Landlord will remove safe from laboratory office to a Serex office.

Tenant shall have access to heating and air conditioning on weekends and nights and shall exercise care to turn these on and off in a prudent fashion.

It is understood that Landlord herein is the Tenant of the entire premises at 230 West Passaic Street, Maywood,
New Jersey pursuant to a written lease ("the prime lease") dated August 21, 1991 with Thomas E. Davis and
Judith F. Davis ("the prime landlord"). The Landlord herein represents that it has the authority to enter into this Lease and shall deliver to the Tenant herein the consent of the Prime landlord to the within lease.
Tenant herein shall be given notice of any tenant default in the Prime Lease and will be given the opportunity, within thirty (30) days after notice to cure said default.

Tenant shall have two (2) reserved parking spaces located near the entrance located at the northeast corner of the building and an additional 10 spaces in the rear of the building. If Tenant desires to mark said spaces as being reserved for its exclusive use, Tenant may, at its sole cost and expense and in compliance with all governmental requirements and limitations, install signage at said spaces so indicating.

Tenant acknowledges that smoking is prohibited in the common areas and the balance of the building of which the demised premises form a part and that said prohibition is essential to the operations of the Landlord and other tenants. Accordingly Tenant agrees to monitor the activities of its agents, employees and invitees so that this prohibition shall be complied with.

Landlord reserves the right to establish uniform sign and window treatment requirements for all tenants. No sign shall be installed by the Tenant except upon first obtaining any and all required governmental approvals and the prior written consent of the Landlord, which shall not be unreasonably withheld. Tenants name will e on main building sign on lawn. Additional Tenant signage costs shall be the responsibility of the Tenant.

Tenant and its employees, agents, contractors, invitees or representatives shall not process, store, handle, generate, spill, manufacture, bury, discharge or treat any Hazardous Material (as defined by any governmental statute, law, rule, regulation, ordinance, order, decree, or interpretation now or hereafter in effect) at the demised premises in a manner not consistent with governmental regulations. Tenant shall, at Tenant's own cost and expense, comply with all such governmental environmental laws and regulations and shall keep and maintain the demised premises free from leaks or spills or contamination of Hazardous Materials. Tenant shall indemnify, defend and save harmless the landlord from all fines, suits, procedures, claims actions of any kind and all losses, damages and expenses (including, without limitation, attorneys' fees) arising out of a breach by the Tenant of any of the aforesaid representations by the Tenant

In the event of any inconsistency between this Rider and the printed lease to which it is attached, the provisions of this Rider shall govern.


Signed this 7th day of September, 1993.

					[                                            ] (Landlord)

					By: __________________________________


					Elite Laboratories, Inc.


					By:  Atul M. Mehta